Exhibit 99.1

NeoRx Adjourns Special Meeting of Shareholders

Meeting to Reconvene on April 25, 2006 to Vote on Financing and Related Matters

SEATTLE (April 11, 2006) – NeoRx Corporation (NASDAQ:NERX) announced today that it has adjourned its Special Meeting of Shareholders previously scheduled for 9:00 a.m. Pacific Time today to allow common shareholders additional time to vote on the proposed $65 million financing and the amendment of the Company’s articles of incorporation to increase the Company’s authorized common shares in connection with the financing.  The meeting will reconvene at 9:00 a.m. Pacific Time on Tuesday, April 25, 2006, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington, 98101.

The Company’s special meeting was adjourned because a quorum of the common shares was not represented at the meeting.  Under Washington law and the Company’s articles of incorporation, a quorum consisting of a majority of the shares entitled to vote at the special meeting must be represented in person or by proxy for the transaction of business at the meeting.  Approximately 17 million shares (50.1 percent) of Company common stock is required to establish a quorum of the common shareholders at the special meeting.

To date, common shareholders have voted a total of approximately 16 million common shares, or about 48 percent of the Company’s outstanding common stock.  Currently, approximately 95 percent of the 16 million shares have been voted in favor of the proposal to approve the financing transaction (Proposal 1) and approximately 94 percent of the votes cast have been voted to approve the related proposal to increase the number of authorized common shares of the Company (Proposal 2).  Proposal 1 must be approved by a majority of the votes cast by the holders of common stock at a meeting at which a quorum is present.  Proposal 2 must be approved by the holders of a majority of the votes entitled to be cast by each voting group. The Company has received approximately 16 million of the approximately 34 million votes entitled to be cast by common shareholders on Proposal 2.  The Company has adjourned the meeting to provide common shareholders sufficient time to cast the approximately 1 million votes necessary to achieve a quorum and approve Proposals 1 and 2.

Company shareholders who have not voted or who have misplaced their proxy card should contact the Company’s proxy solicitor, MacKenzie Partners, at (800) 322-2885 or proxy@mackenziepartners.com.  The Company urges shareholders who have not done so to sign, date and return their proxy card as soon as possible by mail or by fax at 1-212-929-0308.  Valid proxies submitted by Company shareholders in connection with the April 11 meeting will continue to be valid for the purposes of the reconvened meeting.

Additional Information

The Company’s definitive proxy statement with respect to the Special Meeting of Shareholders originally scheduled to be held April 11, 2006 was mailed to shareholders on or about March 6, 2006 and was filed with the U.S. Securities and Exchange Commission at that time.  SHAREHOLDERS OF NEORX ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL ADDITIONAL MATERIALS THAT THE COMPANY FILES WITH THE

SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE SPECIAL MEETING.  The proxy statement is available free of charge at www.sec.gov.  In addition, investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by contacting NeoRx Investor Relations at the address and telephone number below.  Information regarding the identity of persons who are or may be deemed participants in the solicitation of shareholders of NeoRx and their interests in the solicitation is set forth in the definitive proxy statement.

About NeoRx

NeoRx is a specialty pharmaceutical company dedicated to the development and commercialization of oncology drugs that impact the lives of individuals afflicted with cancer and metastases.  The Company currently is focusing its development efforts on picoplatin (NX 473), a next-generation platinum therapy that has improved safety features and is designed to overcome mechanisms of platinum-based resistance.  NeoRx also is collaborating with the Scripps Florida Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors for the treatment of cancer.   For more information, visit www.neorx.com.

This release contains forward-looking statements, including statements regarding the Company’s intent and ability to solicit shareholder approval for the financing transaction and the related amendment of the Company’s articles of incorporation.  The Company’s actual results may differ materially from those anticipated in these forward looking statements based on a number of factors, including the risk that required shareholder approvals may not be obtained for the financing transaction and the related amendment of the articles on a timely basis, or at all, and other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2005.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release.

© 2006 NeoRx Corporation. All Rights Reserved.

For Further Information:

NeoRx Corporation

Julie Rathbun

Corporate Communications

NeoRx Corporation

300 Elliott Avenue West, Suite 500

Seattle, WA  98119

206-286-2517

jrathbun@neorx.com

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